UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACTOF 1934

August 26, 2009

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 31, 2009, Scott E. Carson, Executive Vice President, President and Chief Executive Officer, Boeing Commercial Airplanes, announced his intention to retire from The Boeing Company (the “Company”) effective January 1, 2010. Effective September 1, 2009, Mr. Carson will leave his current position and assume the role of Executive Vice President. In addition, effective September 1, 2009, James F. Albaugh, Executive Vice President, President and Chief Executive Officer, Integrated Defense Systems, will leave his current position and assume the role of Executive Vice President, President and Chief Executive Officer, Boeing Commercial Airplanes.

Item 8.01.	Other Events.

On August 31, 2009, the Company issued a press release announcing management changes with respect to Mr. Carson, Mr. Albaugh and Dennis A. Muilenburg. Effective as of September 1, 2009, in addition to the changes set forth above, Mr. Muilenburg will succeed Mr. Albaugh as Executive Vice President, President and Chief Executive Officer, Integrated Defense Systems. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 31, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Corporate Secretary and Assistant General Counsel

Dated: August 31, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated August 31, 2009